Exhibit 99.01

MacroSolve Announces FY 2012 Third Quarter Results

TULSA, OK—November13, 2012 – MacroSolve, Inc. (OTCPK: MCVE) (OTCQB: MCVE) (“MacroSolve” or the “Company”), a leading provider of mobile technologies intellectual property, today announced financial results for its third quarter of fiscal 2012, ended September 30, 2012.

Highlights for Q3 of fiscal 2012 include:

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Profitable sale of all assets relating to Illume Mobile business to DecisionPoint Systems, Inc. for $1,000,000, of which $250,000 was paid in cash and $750,000 was paid in stock on July 31, 2012.  In addition, MacroSolve may earn up to an additional $500,000 in cash and stock upon certain net revenue milestones being reached by DecisionPoint relating to the Illume Mobile assets;

•	Seventh consecutive quarter of total revenue growth;
•	Licensing and royalty revenues increased 29% to $559,000 from $432,000 in the same period of FY 2011;
•	Gross profit increased 16% to $297,000 from $257,000 in Q3 of FY 2011; and,
•
Streamlined operations to core executive team executing new strategy focused consulting to strategic mobile app ventures while maintaining focus on increasing IP licensing resulting in positive cash flow.

Revenues from continuing operations for the three months ended September 30, 2012 were $559,000 as compared to $432,000 in the quarter ended September 30, 2011. This 29% rise is due to increased intellectual property licensing and royalties.

Similarly, for the nine month period ended September 30, 2012, revenues from continuing operations were $1,981,000 as compared to $768,000 for the nine months ended September 30, 2011. This 158% increase in sales is a result of IP licensing, royalties and increased sales of the Company’s Illume Mobile products and services.

Gross profit from continuing operations in the third quarter of fiscal 2012 rose 16% to $297,000 from $257,000 in the third quarter of fiscal 2011. For the nine month period ended September 30, 2012, gross profit was up 151% to $1,121,000 from $447,000 in the first nine months of 2011.

Operating expenses increased 75% in the three months ended September 30, 2012 to $736,000 from $420,000 in the same period of fiscal 2011. The increase was related to one-time non-cash expenses related to writing off a $135,000 note receivable and a $293,000 website prototype, both decisions relating to the change in the Company’s focus subsequent to the sale of Illume Mobile. Ongoing operating expenses declined dramatically after the sale of Illume Mobile, including reductions in executive salaries, corporate overhead and occupancy costs. The resulting loss from operations was $(438,000) in the third quarter of fiscal 2012, up $273,000 or 169% over operating loss of $(163,000) in the third quarter of fiscal 2011.

Similarly, the loss from operations for the nine months ended September 30, 2012 was $(1,752,000), as compared to loss from operations in the same period of the prior year of $(1,304,000). The $448,000, or 34%, increase in loss from operations was primarily due to one-time non-cash expenses as the Company’s focus changed subsequent to the sale of Illume Mobile.

The Company reported a $(197,000) loss from discontinued operations for the three months ended September 30, 2012, as compared to a $(372,000) loss for the three months ended September 30, 2011, all related to the Illume Mobile operations.

Net loss after discontinued operations for the three months ended September 30, 2012 was $(678,000) or $(0.01) per share, as compared to a net loss of $(615,000) or $(0.01) in the three months ended September 30, 2011, an increase of $63,000 or 10%. The rise was primarily due to increasing Illume Mobile’s sales and marketing efforts in 2012. For the nine months ended September 30, 2012 net loss after discontinued operations was $(2,165,000) or $(0.01) per share, as compared to a net loss of $(1,845,000) or $(0.01) per share for the nine months ended September 30, 2011.

“We successfully completed a smooth transition of Illume Mobile’s workforce to DecisionPoint, preserving nineteen Tulsa-based jobs, while shedding significant operating expenses, overhead and negative cash flow in the process,” stated MacroSolve Executive Vice President and CFO, Kendall Carpenter. “MacroSolve’s executives are focused on increasing shareholder value by growing the high margin licensing and royalty side of our business while executing a new strategy of providing executive leadership to strategically selective ventures in the mobile app space.”

For further information please see MacroSolve’s full 10-Q filing at www.sec.gov.

About MacroSolve
 Founded in 1997, MacroSolve is heralded for its robust IP portfolio, while advancing throughout the mobile apps era by innovating key technologies that have laid the foundation for apps and next-gen developers. Today, MacroSolve is empowering a new era of mobile innovators seeking advisory services and IP strength from a source of experience.

Safe Harbor Statement
This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Contact Information
•	Company Contact
info@macrosolve.com

MACROSOLVE, INC.

BALANCE SHEETS

	9/30/2012	12/31/2011

ASSETS

CURRENT ASSETS:
Cash	$314,811	$273,132
Accounts receivable - trade	185,257	288,201
Prepaid expenses and other	537,377	240,388

Total current assets	1,037,445	801,721

PROPERTY AND EQUIPMENT, at cost:	21,650	285,976
Less - accumulated depreciation	(19,350)	(188,016)

Net property and equipment	2,300	97,960

OTHER ASSETS:
Investment in DecisionPoint Systems, Inc.	642,928	-
Note receivable	-	135,577
Software development costs, net of accumulated amortization
of $36,316 as of December 31, 2011	-	1,280,903
Other assets	60,362	83,329

Total other assets	703,290	1,499,809

TOTAL ASSETS	$1,743,035	$2,399,490

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$90,000	$-
Revolving Line of Credit	90,000	100,000
Note Payable - Shareholders	-	169,306
Accounts payable - trade and accrued liabilities	167,047	631,419
Unearned income	500,000	31,400

Total current liabilities	847,047	932,125

LONG-TERM DEBT, less current maturities
Note Payable - Shareholders	533,681	-
Oklahoma Technology Commercialization Center	147,500	237,500
Convertible debentures	150,000	2,621,161
Total long-term debt, less current maturities	831,181	2,858,661

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; authorized 500,000,000 shares;
issued and outstanding 178,467,855 and 122,386,894 shares, at
September 30, 2012 and December 31, 2011, respectively	1,784,678	1,223,869
Additional paid-in capital	13,226,705	10,059,029
Accumulated other comprehensive income	(107,072)	-
Accumulated deficit	(14,839,504)	(12,674,194)

Total stockholders' (deficit) equity	64,807	(1,391,296)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,743,035	$2,399,490

The accompanying notes are an integral part of these statements.

MACROSOLVE, INC.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
	For the Quarters Ended		Year to Date
For the Periods Ended September 30,	9/30/2012	9/30/2011	2012	2011

REVENUES:
Software products and licensing	$558,738	$432,095	$1,565,579	$543,835
Solution services	-	-	415,411	223,691

Net revenues	558,738	432,095	1,980,990	767,526

COST OF REVENUES:
Software products and licensing	261,444	175,358	640,808	218,993
Solution services	-	-	218,837	101,779

Total cost of revenues	261,444	175,358	859,645	320,772

Gross profit	297,294	256,737	1,121,345	446,754

OPERATING EXPENSES:
Solution services	-	-	323,208	286,656
Depreciation and amortization	293,742	744	490,361	124,471
Marketing and sales	19,641	21,057	770,883	71,854
General and administrative	422,221	398,336	1,288,499	1,267,631

Total operating expenses	735,604	420,137	2,872,951	1,750,612

Loss from operations	(438,310)	(163,400)	(1,751,606)	(1,303,858)

OTHER INCOME (EXPENSE):
Interest income	25	18	53	104
Interest expense	(21,317)	(57,664)	(138,186)	(94,609)
Loss on disposal of asset	(3,486)	-	(4,247)	(235)
Stock based compensation	(17,538)	(21,747)	(79,965)	(74,285)

Total other expense	(42,316)	(79,393)	(222,345)	(169,025)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(480,626)	(242,793)	(1,973,951)	(1,472,883)

INCOME TAXES	-	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	(480,626)	(242,793)	(1,973,951)	(1,472,883)

DISCONTINUED OPERATIONS
Loss from operations of discontinued Illume Mobile operations,
(including loss on disposal of $54,538)	(197,387)	(371,891)	(197,387)	(371,891)

NET LOSS	(678,013)	(614,684)	(2,171,338)	(1,844,774)

OTHER COMPREHENSIVE INCOME, net of tax
Unrealized holding loss arising during the period	(107,072)	-	(107,072)	-

COMPREHENSIVE INCOME	$(785,085)	$(614,684)	$(2,278,410)	$(1,844,774)

LOSS ALLOCABLE TO COMMON STOCKHOLDERS:
Net loss	$(678,013)	$(614,684)	$(2,171,338)	$(1,844,774)

Loss allocable to common stockholders	$(678,013)	$(614,684)	$(2,171,338)	$(1,844,774)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)
The accompanying notes are an integral part of these statements.

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